UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
November 15, 2024
Date of Report (Date of earliest event reported)
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FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)
 _____________________________________________________________________________________________________

First Industrial Realty Trust, Inc.	Maryland	1-13102	36-3935116
First Industrial, L.P.	Delaware	333-21873	36-3924586
	(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 15, 2024, First Industrial Realty Trust, Inc. (the “Company”), its operating partnership, First Industrial L.P., and its subsidiary, FR Management, L.P., together entered into a new Employment Agreement effective January 1, 2025 (the “Employment Agreement”) with Peter E. Baccile, President and Chief Executive Officer of the Company, which will replace and supersede Mr. Baccile’s current employment agreement which by its terms will expire on December 31, 2024.
The term of the Employment Agreement will commence on January 1, 2025 and continue through December 31, 2029 unless earlier terminated by the parties. The Employment Agreement provides for an annual base salary of $935,000, a target annual bonus opportunity of 150% of annual base salary and a target annual long-term incentive opportunity of $4,440,000, which will be allocated 35% to time-based awards and 65% to performance-based awards unless such allocation is otherwise changed by the Compensation Committee. Mr. Baccile will also be able to participate in all executive and employee benefit plans and programs of the Company.
If Mr. Baccile’s employment were terminated by the Company without cause or by Mr. Baccile for good reason, Mr. Baccile would be entitled to (i) severance payments equal to two times (or three times if the termination occurs four months prior to or within 24 months following a change in control of the Company (“Change in Control Period”)) the sum of Mr. Baccile’s annual base salary and average annual bonus for the two years prior to the year in which the termination occurs (“Average Bonus”), (ii) a prorated annual bonus for the year in which the termination occurs, based on actual performance (or the greater of Mr. Baccile’s target bonus and Average Bonus if Mr. Baccile is terminated during a Change in Control Period) (“Termination Year Bonus”), (iii) continued vesting of any unvested equity awards granted prior to his termination in accordance with the terms of such awards (the “Unvested Awards”), subject to satisfaction of the applicable performance goals in the case of performance-based awards, and (iv) continuation of medical and dental benefits at active employee costs (the “Health Care Benefits”). If Mr. Baccile’s employment were terminated due to his death or disability or by Mr. Baccile due to his retirement or expiration of the term of the Employment Agreement, Mr. Baccile would be entitled to the Termination Year Bonus, vesting of the Unvested Awards and Health Care Benefits. As a condition of receiving the foregoing benefits, other than in the event of death or disability, Mr. Baccile would be required to deliver a release agreement and comply with certain stand-alone restrictive covenants, including without limitation, obligations with respect to confidential information and non-competition.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K to be filed for the fiscal year ending December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: November 15, 2024

FIRST INDUSTRIAL, L.P.

By:	FIRST INDUSTRIAL REALTY TRUST, INC.
as general partner

By:	/s/ JENNIFER MATTHEWS RICE
Jennifer Matthews Rice General Counsel

Date: November 15, 2024